SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                    FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      ----------------------------------


Date of Report (Date of earliest event reported): August 27, 1997


                       Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


        Florida                1-11968            65-0142837
       (State of             (Commission     (IRS Employer Iden-
    Incorporation)          File Number)       tification No.)




       18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


Registrant's telephone number, including area code: 561-743-5625

                             Item 5: Other Events

On August 27, 1997, the Company issued a press release, included as Exhibit 99.1, stating that the Company's stock will continue to be listed on The Nasdaq SmallCap Market under the symbol "LOCKC" pursuant an exception from the Total Assets and Capital and Surplus requirements.


                                   EXHIBITS
Exhibit Number          Exhibit Table

99.1 Press Release, dated August 27, 1997, Entitled "Saf T Lok Incorporated Announces Common Stock Will Continue to be Listed on The Nasdaq Small Cap Market"

                                  Signatures

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Saf T Lok, Incorporated

Date: September 11, 1997                    By:\s\ John Gardner______________
                                                   John Gardner, President and
                                                        Chief Executive Officer

                              INDEX TO EXHIBITS


                                   EXHIBITS
                                                                  Sequentially
Exhibit Number          Exhibit Table                             Numbered Page
99.1                    Press Release, dated August 27, 1997,
                        Entitled "Saf T Lok Incorporated Announces
                        Common Stock Will Continue to be Listed on The Nasdaq Small Cap Market"

Exhibit 99.1

(BW) (SAF T LOK)(LOCK)(LOCKC) Saf T Lok Incorporated Announces Common Stock Will Continue to be Listed on The Nasdaq SmallCap Market

         Business Editors

         TEQUESTA, Fla - (BUSINESS WIRE)   Aug. 27, 1997-- SAF T LOK
INCORPORATED (NASDAQ: LOCK) announced today that its common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the Total Assets and Capital and Surplus requirements.
          While Saf T Lok Incorporated failed to meet this requirement as of March 31, 1997, Saf T Lok was granted a temporary exception from this standard subject to Saf T Lok meeting certain conditions. The exception will expire on October 15, 1997. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions, however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed on the OTC Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be LOCKC.

          CONTACT:     John L. Gardner
                       President, Chief Executive Officer
                       Saf T Lok Incorporated
                       18245 S.E. Federal Highway
                       Tequesta, FL 33469
                       (561) 743-5625